Exhibit 99.1

McAfee, Inc. Reports Results for the First Quarter of 2010

SANTA CLARA, Calif.--(BUSINESS WIRE)--April 29, 2010--McAfee, Inc. (NYSE:MFE) today reported financial results for the first quarter ended March 31, 2010.

First Quarter 2010 Financial Highlights:

  Revenue reached a first quarter record of $502.7 million, an increase of 12 percent year-over-year
  Deferred revenue reached a first quarter record of $1.4 billion, an increase of nine percent year-over-year
  Cash flow from operations reached an all time record of $157 million, an increase of eight percent year-over-year, bringing the total of cash and marketable securities to $902 million at quarter end
  Currency fluctuations had a negative impact on revenue of $12 million quarter-over-quarter and a negative impact on deferred revenue of $34 million quarter-over-quarter. Currency fluctuations had a positive impact of $11 million on revenue year-over-year and a positive impact of $9 million on deferred revenue year-over-year
  GAAP and non-GAAP earnings per diluted share were $0.23 and $0.60, respectively. Non-GAAP earnings per diluted share was a first quarter record and represented an increase of six percent year-over-year.

Executive Commentary:

“This quarter marked our 17th consecutive quarter of double-digit, year-over-year revenue growth and we delivered solid operating profitability and record operating cash flow. Demand for McAfee’s comprehensive security solutions continues to be driven by dramatic growth in the evolving threat landscape, coupled with increasing regulatory requirements. Partners and customers choose McAfee for unique, leading suite solutions that span the endpoint to the network and offer increased manageability and return on investment,” said Dave DeWalt, McAfee’s president and chief executive officer.

“In the first quarter of 2010, we were especially pleased with our record consumer business performance which has been an area of strategic investment for us,” continued DeWalt. “At the same time, we experienced delays in the closing of certain large deals, modest growth in the midmarket segment and foreign currency headwinds that were greater than we anticipated. Looking ahead, we believe that the diversification of our business model and the breadth of our portfolio of security solutions strongly positions us in the security marketplace. We continue to focus on delivering strong performance and achieving continued growth in market share.”

First Quarter 2010 Financial Summary and Operational Metrics:

$ in Millions, except per share and % data	Q1 2010	Q1 2009	% Change
Total Net Revenue	$502.7	$447.7	12%

GAAP Operating Income	$51.6	$51.8	0%
GAAP Net Income	$37.6	$53.5	(30)%
GAAP Net Income Per Share (Diluted)	$0.23	$0.34	(32)%

Non-GAAP Operating Income*	$126.8	$113.6	12%
Non-GAAP Net Income*	$96.4	$88.6	9%
Non-GAAP Net Income Per Share* (Diluted)	$0.60	$0.57	6%

Deferred Revenue	$1,378.5	$1,269.4	9%
Cash & Marketable Securities	$901.5	$801.5	12%

*A complete reconciliation of GAAP to non-GAAP results is set forth in the attachment to this press release.

First Quarter 2010 Corporate Business:

  Revenue grew 13 percent year-over-year to a first quarter record of $313 million
  McAfee closed 376 deals greater than $100,000 in value, including 56 deals greater than $500,000 in value and 19 deals greater than $1 million in value

First Quarter 2010 Consumer Business:

  Revenue grew 11 percent year-over-year to a record $190 million
  McAfee signed or extended 24 agreements and launched 72 new or enhanced online partnerships, representing more than 200 brand name partners worldwide

First Quarter 2010 North America:

  Revenue grew 12 percent year-over-year to a first quarter record of $284 million
  North American revenue accounted for 57 percent of total revenue for the first quarter of 2010 and for the first quarter of 2009

First Quarter 2010 International:

  Revenue grew 13 percent year-over-year to a first quarter record of $219 million
  Currency fluctuations had a negative impact of $12 million on revenue quarter-over-quarter and a positive impact of $11 million year-over-year
  As reported in U.S. dollars, year-over-year revenue grew 14 percent in Europe, the Middle East and Africa, 22 percent in Asia Pacific, three percent in Japan and 17 percent in Latin America
  International revenue accounted for 43 percent of total revenue for the first quarter of 2010 and for the first quarter of 2009

First Quarter 2010 Balance Sheet and Cash Flow Summary:

  Cash and marketable securities was $902 million
  The company repurchased approximately 3.7 million shares of its common stock for $150 million under its stock repurchase program
  Cash flow from operations reached a record $157 million
  Days sales outstanding (DSOs) were 41 days, down seven days compared to the same period last year
  Deferred revenue reached a first quarter record of $1.379 billion, despite a negative foreign currency impact of approximately $34 million quarter-over-quarter
  Approximately 79 percent of revenue during the first quarter of 2010 came from prior period deferred revenue

McAfee Key Announcements Included:

  Its next generation firewall, Firewall Enterprise version 8. With this new release, McAfee has expanded existing application protection delivered by its enterprise firewall appliance product line.
  Data Loss Prevention technology, which provides comprehensive data protection from the USB drive to the firewall and beyond
  The release of its McAfee Cloud Secure program, a program for Software-as-a-Service providers to add additional security to their cloud deployments
  A partnership with Riverbed Technology that delivers a best-of-breed and comprehensive security and wide area network (WAN) optimization solution for organizations with remote offices
  The McAfee Security Innovation Alliance™ surpassing 100 partners, a significant milestone in the evolution of its technology partnering program
  Winning SC Magazine’s 2010 Awards in the following categories: Best Anti-Malware Solution and Best Security Solution
  The release of a major upgrade to its flagship consumer products that incorporates a new compelling user interface along with significant performance improvements. The new version of the product is already receiving industry leading reviews and accolades.
  The launch of its new consumer PC Setup and Security services offerings to complement McAfee’s highly successful Virus Removal service
  McAfee launched our new exclusive consumer security partnership with Facebook and have already attracted more than 175,000 fans
  The launch of new major ISP consumer partnerships with Verizon in the United States and Yahoo BB in Japan. McAfee also announced its partnership with SK Telecom, which marks the first time that McAfee is providing McAfee VirusScan Mobile as an Android application download
  Winning the Global Campaign of the Year Award from PR Week for its contribution to cyber security awareness and education with its “Most Dangerous Celebrity” campaign

Financial Outlook:

  McAfee expects net revenue in the second quarter of 2010 of $500 million to $520 million
  The company expects second quarter 2010 GAAP net income of $0.29 to $0.33 per diluted share and non-GAAP net income of $0.58 to $0.62 per diluted share. Our Non-GAAP net income per share guidance includes an estimated $0.04 to $0.05 per share negative impact of foreign currency fluctuations when compared to our first quarter 2010 guidance, continuing repurchases under our stock repurchase plan and estimated $0.01 to $0.02 per share negative impact of our faulty antivirus signature update.
  This guidance reflects an assumed 27 percent annual GAAP tax rate and a 24 percent annual non-GAAP tax rate for 2010

Conference Call Information:

  The company will host a conference call today at 1:30 P.M. Pacific, 4:30 P.M. Eastern to discuss its quarterly results. Participants should call (800) 809-7467 (U.S. toll-free) or (706) 679-4671 (international). The passcode is 45019293.
  Attendees should dial in at least 15 minutes prior to the conference call
  A replay of the call will be available until May 13, by calling (800) 642-1687 (U.S. toll-free) or (706) 645-9291 (international)
  A Web cast of the call may also be found on the Internet through McAfee’s Investor Relations Web site at http://investor.mcafee.com

Disclosure Statements and Discussion of Non-GAAP Financial Measures:

Management evaluates and makes operating decisions using various performance measures. In addition to reporting financial results in accordance with GAAP, we also consider adjusted gross profit, operating income and net income, which we refer to as "non-GAAP gross profit," "non-GAAP operating income" and "non-GAAP net income." In calculating non-GAAP gross profit, non-GAAP operating income and non-GAAP net income, management excludes certain items to facilitate its review of the comparability of the company's operating performance on a period-to-period basis because such items are not, in management's review, related to the company's ongoing operating performance.

Non-GAAP gross profit excludes amortization of purchased technology, stock-based compensation expense and certain other items. Non-GAAP net income and non-GAAP operating income exclude amortization of purchased technology and intangibles, stock-based compensation expenses, acquisition-related costs, restructuring charges, provision for income taxes and certain other items.

Management used a 24 percent non-GAAP effective tax rate to calculate non-GAAP net income in 2010 and 2009. Management believes the 24 percent effective tax rate is reflective of a long-term normalized tax rate under the global McAfee operating structure.

We present non-GAAP gross profit, non-GAAP operating income and non-GAAP net income because we consider each to be an important supplemental measure of our performance. Management uses these non-GAAP financial measures to make operational and investment decisions, to evaluate the company's performance and to forecast and to determine compensation. Further, management utilizes these performance measures for purposes of comparison with its business plan and individual operating budgets and allocation of resources. In addition, when evaluating potential acquisitions, management excludes the items described above in its evaluation of target performance.

We further believe that these non-GAAP financial measures are useful to investors in providing greater transparency to the information used by management in its operational decision making. We believe that calculating non-GAAP gross profit, non-GAAP operating income and non-GAAP net income also facilitates a comparison of McAfee's underlying operating performance with that of other companies in our industry, which may from time to time use similar non-GAAP financial measures to supplement their GAAP results. However, non-GAAP gross profit, non-GAAP operating income and non-GAAP net income have limitations as analytical tools, and you should not consider these measures in isolation or as a substitute for GAAP gross profit, operating income and net income or any other performance measure determined in accordance with GAAP. In the future, we expect to continue to incur expenses similar to certain of the non-GAAP adjustments described above and exclusion of these items in the presentation of our non-GAAP financial measures should not be construed as an inference that all of these costs are unusual, infrequent or non-recurring. Investors and potential investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as analytical tools. Some of the limitations in relying on non-GAAP net income are:

  Amortization of purchased technology and intangibles, though not directly affecting our current cash position, represents the loss in value as the technology in our industry evolves, is advanced or is replaced over time. The expense associated with this loss in value is not included in the non-GAAP net income presentation and therefore does not reflect the full economic effect of the ongoing cost of maintaining our current technological position in our competitive industry, which is addressed through our research and development program.
  The company regularly engages in acquisition and integration activities as part of its ongoing business. Therefore, we expect to continue to experience acquisition and retention bonuses, direct acquisition costs and integration costs related to acquisition activity in future periods.
  The company's income tax expense will ultimately be based on its GAAP taxable income and actual tax rates in effect, which may differ significantly from the 24 percent rate assumed in our non-GAAP financial measures for 2010 and 2009
  Other companies, including companies in our industry, may calculate non-GAAP net income differently than we do, limiting its usefulness as a comparative tool

In addition, many of the adjustments to our GAAP financial statements result in the exclusion of items that are recurring and will be reflected in the company's financial results for the foreseeable future. The company compensates for these limitations by providing specific information regarding the GAAP amounts excluded from the non-GAAP financial measures. The company further compensates for the limitations of our use of non-GAAP financial measures by presenting comparable GAAP measures more prominently. The company evaluates the non-GAAP financial measures together with the most directly comparable GAAP financial measure.

Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with our GAAP gross profit, operating income and net income. For more information, see the consolidated statements of income and the "Reconciliation of GAAP to Non-GAAP Financial Measures" contained in this press release.

Forward-Looking Statements:

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward looking statements include statements regarding the preliminary results for the quarter ended March 31, 2010; guidance on expected results for the second quarter of 2010; the estimated impact on results for the second quarter of 2010 of foreign currency fluctuations, stock repurchases and our faulty antivirus signature update; tax rates for 2010; and statements about growth in the threat landscape, increasing regulations, the demand for McAfee’s security solutions, McAfee's financial positioning, business strategy, business model, market positioning, market share gains, relationships, opportunities, and the value of McAfee's security solutions. Actual results could vary, perhaps materially, and the expected results may not occur. In particular, actual results are subject to other risks, including that the negative impact of foreign currency fluctuations may exceed McAfee's estimate; the financial impact and reputational harm associated with the faulty antivirus signature update may exceed McAfee's estimate; McAfee may not achieve its planned revenue realization rates or sales targets, succeed in its efforts to grow its business or combat effectively the security threats of the future, build upon its technology leadership, leverage its relationships and opportunities to the degree expected, capture market share, notwithstanding related commitment or related investment, or successfully repurchase stock under its stock repurchase program. The company may not benefit from its acquisitions, strategic alliances, partnerships or stock repurchase program as anticipated; customers may not respond as favorably as anticipated to the company's product or technical support offerings; the company's product and service offerings may not continue to interoperate effectively with operating systems causing delayed or lost sales or increased expenses; the company may experience delays in product development or the release of previously announced products; the company may experience delayed or lost sales and revenue as a result of outages in integrated systems on which it is highly dependent; the company may not satisfactorily anticipate or meet its customers' needs or expectations; or the industry shift to security suites may not be adopted to the extent anticipated. Actual results are also subject to a number of other factors, including customer and distributor demand fluctuations, currency fluctuations and macro and other economic conditions both in the United States and internationally, including the adverse global economic conditions. The Company may experience further declines in the fair value of its investment securities or realize losses relating to other than temporary declines in its investment securities given adverse global economic conditions. The forward-looking statements contained in this release are also subject to other risks and uncertainties, including those more fully described in McAfee's filings with the SEC including its annual report on Form 10-K for the period ended December 31, 2009. McAfee does not undertake to update any forward looking statements.

About McAfee, Inc.:

McAfee, Inc., headquartered in Santa Clara, California, is the world's largest dedicated security technology company. McAfee is relentlessly committed to tackling the world's toughest security challenges. The company delivers proactive and proven solutions and services that help secure systems and networks around the world, allowing users to safely connect to the Internet, browse and shop the web more securely. Backed by an award-winning research team, McAfee creates innovative products that empower home users, businesses, the public sector and service providers by enabling them to prove compliance with regulations, protect data, prevent disruptions, identify vulnerabilities, and continuously monitor and improve their security. http://www.mcafee.com

McAfee and/or other noted McAfee related products contained herein are registered trademarks or trademarks of McAfee, Inc., and/or its affiliates in the U.S. and/or other countries. McAfee Red in connection with security is distinctive of McAfee brand products. Any other non-McAfee related products, registered and/or unregistered trademarks contained herein are only by reference and are the sole property of their respective owners. © 2010 McAfee, Inc. All rights reserved.

MCAFEE, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands) (Unaudited)

	March 31, 2010	December 31, 2009

Assets:
Cash and marketable securities	$901,527	$950,168
Accounts receivable, net	230,657	294,315
Prepaid expenses, deferred costs of revenue and other current assets (A)	272,655	263,891
Property and equipment, net	129,284	133,016
Deferred income taxes	602,223	604,737
Goodwill, intangibles and other long-term assets, net (A)	1,672,061	1,717,059
Total assets	$3,808,407	$3,963,186

Liabilities:
Accounts payable	$48,307	$55,104
Accrued liabilities	289,242	312,299
Deferred revenue	1,378,504	1,407,473
Accrued taxes and other long-term liabilities	75,048	70,772
Total liabilities	1,791,101	1,845,648

Stockholders' Equity:
Common stock	1,885	1,868
Treasury stock	(1,014,892)	(845,118)
Additional paid-in capital	2,294,200	2,251,916
Accumulated other comprehensive loss	(13,626)	(3,291)
Retained earnings	749,739	712,163
Total stockholders' equity	2,017,306	2,117,538
Total liabilities and stockholders' equity	$3,808,407	$3,963,186

(A)	Deferred costs of revenue and prepaid expenses primarily associated with revenue-sharing and royalty arrangements were $270.4M and $271.8M as of March 31, 2010 and December 31, 2009, respectively.

MCAFEE, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF INCOME (in thousands, except per share data) (Unaudited)

	Three Months Ended March 31,
	2010	2009

Net revenue	$502,745	$447,709

Cost of net revenue (A)	112,082	93,662
Amortization of purchased technology	20,493	19,394
Gross profit	370,170	334,653

Operating costs:

Research and development (A)	83,865	78,183

Sales and marketing (A)	166,228	148,631

General and administrative (A)	43,119	37,633

Restructuring charges	15,754	5,060

Amortization of intangibles	7,642	9,995

Acquisition-related costs	2,000	3,276

Loss on sale/disposal of assets and technology	8	59

Investigation-related and other costs	-	46

Total operating costs	318,616	282,883

Income from operations	51,554	51,770

Interest and other income, net	529	2,977

Impairment of marketable securities	-	(710)

Income before provision for income taxes	52,083	54,037

Provision for income taxes	14,507	581
Net income	$37,576	$53,456

Net income per share - basic	$0.24	$0.35
Net income per share - diluted	$0.23	$0.34

Shares used in per share calculation - basic	157,738	153,721
Shares used in per share calculation - diluted	160,567	156,169

(A) Stock-based compensation expense is included as follows:
Cost of net revenue	$1,886	$1,171
Research and development	7,748	6,850
Sales and marketing	12,306	9,763
General and administrative	7,368	6,251
	$29,308	$24,035

MCAFEE, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands) (Unaudited)

	Three Months Ended March 31,
	2010	2009

Cash flows from operating activities:
Net income	$37,576	$53,456
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	43,013	41,909
Impairment of marketable securities	-	710
Deferred income taxes	2,983	4,113
Non-cash restructuring charge	13,566	3,912
Stock-based compensation expense	29,308	24,035
Excess tax benefit from stock-based awards	(3,844)	(4,241)
Other non-cash items	2,190	969
Changes in assets and liabilities, net of acquisitions:
Accounts receivable, net	55,647	74,018
Prepaid expenses, deferred costs of revenue and other assets	(11,774)	5,865
Accounts payable	(5,458)	10,583
Accrued taxes and other liabilities	(11,406)	(80,287)
Deferred revenue	5,460	10,934
Net cash provided by operating activities	157,261	145,976
Cash flows from investing activities:
Purchase of marketable securities	(110,431)	(133,932)
Proceeds from sales of marketable securities	2,549	10,147
Proceeds from maturities of marketable securities	111,464	17,292
Purchase of property and equipment	(17,489)	(11,029)
Acquisitions, net of cash acquired	-	(2,455)
Other investing activities	1,511	-
Net cash used in investing activities	(12,396)	(119,977)
Cash flows from financing activities:
Proceeds from issuance of common stock under our employee stock benefit plans	9,446	7,757
Excess tax benefit from stock-based awards	3,844	4,241
Repurchase of common stock	(169,774)	(16,504)
Bank borrowings	-	100,000
Other financing activities	(9,469)	-
Net cash (used in) provided by financing activities	(165,953)	95,494
Effect of exchange rate fluctuations on cash	(24,703)	(18,998)
Net (decrease) increase in cash and cash equivalents	(45,791)	102,495
Cash and cash equivalents at beginning of period	677,137	483,302
Cash and cash equivalents at end of period	$631,346	$585,797

MCAFEE, INC. AND SUBSIDIARIES RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (in thousands, except per share data) (Unaudited)

		Three Months Ended March 31,
		2010	2009
Net revenue:
GAAP net revenue		$502,745	$447,709

Gross profit:
GAAP gross profit		$370,170	$334,653
Stock-based compensation expense	(1)	1,886	1,171
Amortization of purchased technology	(2)	20,493	19,394
Non-GAAP gross profit		$392,549	$355,218

Operating income:
GAAP operating income		$51,554	$51,770
Stock-based compensation expense	(1)	29,308	24,035
Amortization of purchased technology	(2)	20,493	19,394
Restructuring charges	(3)	15,754	5,060
Amortization of intangibles	(2)	7,642	9,995
Acquisition-related costs	(4)	2,000	3,276
Loss on sale/disposal of assets and technology	(5)	8	59
Investigation-related and other costs	(6)	-	46
Non-GAAP operating income		$126,759	$113,635

Net income:
GAAP net income		$37,576	$53,456
Stock-based compensation expense	(1)	29,308	24,035
Amortization of purchased technology	(2)	20,493	19,394
Restructuring charges	(3)	15,754	5,060
Amortization of intangibles	(2)	7,642	9,995
Acquisition-related costs	(4)	2,000	3,276
Loss on sale/disposal of assets and technology	(5)	8	59
Investigation-related and other costs	(6)	-	46
Marketable securities (accretion) impairment	(7)	(428)	710
Provision for income taxes	(8)	14,507	581

Non-GAAP income before provision for income taxes		126,860	116,612

Non-GAAP provision for income taxes	(9)	30,446	27,987
Non-GAAP net income		$96,414	$88,625

Net income per share - diluted: *
GAAP net income per share - diluted		$0.23	$0.34
Stock-based compensation expense per share	(1)	0.18	0.15
Other adjustments per share	(2)-(9)	0.18	0.07
Non-GAAP net income per share - diluted *		$0.60	$0.57

Shares used to compute Non-GAAP net income per share - diluted		160,567	156,169

*  Non-GAAP net income per share is computed independently for each period presented. The sum of GAAP net income per share and non-GAAP adjustments may not equal non-GAAP net income per share due to rounding differences.

This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations of these measures, see items (1) through (9).

Items (1) through (9) on the “Reconciliation of GAAP to Non-GAAP Financial Measures” table are listed to the right of certain categories under “Gross profit,” “Operating income,” “Net income” and “Net income per share - diluted” and correspond to the categories explained in further detail below under paragraphs (1) through (9).

While we currently do not believe a non-GAAP net revenue metric is meaningful, GAAP net revenue has been provided to enable an understanding of the relationships between GAAP net revenue and the GAAP and non-GAAP financial measures included in the table above. As an example, this facilitates non-GAAP expense to revenue analysis. The non-GAAP financial measures are non-GAAP gross profit, non-GAAP operating income, non-GAAP net income and non-GAAP net income per share - diluted, which adjust for the following items: stock-based compensation expense, amortization of purchased technology and intangibles, restructuring charges, acquisition-related costs, investigation-related and other costs, loss on sale/disposal of assets and technology, marketable securities (accretion) impairment, income taxes and certain other items. We believe that the presentation of these non-GAAP financial measures is useful to investors, and such measures are used by our management, for the reasons associated with each of the adjusting items as described below:

(1)

Stock-based compensation expense consist of expense relating to stock-based awards issued to employees and outside directors including stock options, restricted stock awards and units, restricted stock units with performance-based vesting and our Employee Stock Purchase Plan. Because of varying available valuation methodologies, subjective assumptions and the variety of award types, the Company believes that the exclusion of stock-based compensation expense allows for more accurate comparisons of our operating results to our peer companies, and for a more accurate comparison of our financial results to previous periods. In addition, the Company believes it is useful to investors to understand the specific impact of stock-based compensation expense on our operating results.

(2)

Amortization of purchased technology and intangibles are non-cash charges that can be impacted by the timing and magnitude of our acquisitions. The Company considers its operating results without these charges when evaluating its ongoing performance and/or predicting its earnings trends, and therefore excludes such charges when presenting non-GAAP financial measures. The Company believes the assessment of its operations excluding these costs is relevant to its assessment of internal operations and comparisons to the performance of other companies in its industry.

(3)

Restructuring charges include excess facility and asset-related restructuring charges and severance costs resulting from reductions of personnel driven by modifications to the Company’s business strategy, such as acquisitions or divestitures. These costs may vary in size based on the Company’s restructuring plan. In addition, the Company’s assumptions are continually evaluated, which may increase or reduce the charges in a specific period. The Company’s management excludes these costs when evaluating its ongoing performance and/or predicting its earnings trends, and therefore excludes these charges when presenting non-GAAP financial measures.

(4)

Acquisition-related costs include direct costs of the acquisition and expenses related to acquisition integration activities. Examples of costs directly related to an acquisition include transactions fees, due diligence costs, acquisition retention bonuses and severance, fair value adjustments related to contingent consideration, amounts or recoveries subject to escrow provisions, and certain legal costs related to acquired litigation. These expenses vary significantly in size and amount and are disregarded by the Company’s management when evaluating and predicting earnings trends because these charges are unique to specific acquisitions, and are therefore excluded by the Company when presenting non-GAAP financial measures.

(5)

Loss on sale/disposal of assets and technology relate to the sale or disposal of assets of the Company. These losses or gains can vary significantly in size and amount. The Company’s management excludes these losses or gains when evaluating its ongoing performance and/or predicting its earnings trends, and therefore excludes these items when presenting non-GAAP financial measures. In addition, in periods where the Company realizes gains or incurs losses on the sale of assets and/or technology, the Company believes it is useful to investors to highlight the specific impact of these amounts on its operating results.

(6)

Investigation-related and other costs are charges related to discrete and unusual events where the Company has incurred significant costs which, in the Company’s view, are not incurred in the ordinary course of operations. Recent examples of such charges include legal expenses related to the special committee investigation into the Company’s past stock option granting practices which was completed in December 2007. The Company’s management excludes these costs when evaluating its ongoing performance and/or predicting its earnings trends, and therefore excludes these charges when presenting non-GAAP financial measures. Further, the Company believes it is useful to investors to understand the specific impact of these charges on its operating results.

(7)

Marketable securities (accretion) impairment includes “other than temporary” declines in the fair value of our available-for-sale securities and subsequent recoveries of these losses. The Company’s management excludes these losses/income when evaluating the company’s ongoing performance and/or predicting earning trends, and therefore excludes these losses/income when presenting non-GAAP financial measures.

(8)	Provision for income taxes is our GAAP provision that must be added back to GAAP net income to reconcile to non-GAAP income before taxes.

(9)

Non-GAAP provision for income taxes reflects a 24% non-GAAP effective tax rate in 2010 and 2009 which is used by the Company’s management to calculate non-GAAP net income. Management believes that the 24% effective tax rate is reflective of a long-term normalized tax rate under the global McAfee legal entity and tax structure as of the respective period end.

MCAFEE, INC. AND SUBSIDIARIES PROJECTED GAAP REVENUE AND RECONCILIATION OF PROJECTED GAAP NET INCOME PER SHARE TO PROJECTED NON-GAAP NET INCOME PER SHARE (Unaudited)

Q2 FY'10
Projected GAAP revenue range	$500M - $520M

Projected net income per share reconciliation:

Projected GAAP net income per share range - diluted	$0.29 - $0.33

Add back:
Projected stock-based compensation adjustment per share, net of tax (A)	$0.11 - $0.15
Projected other adjustments per share, net of tax (B)	$0.14 - $0.18

Projected non-GAAP net income per share range - diluted*	$0.58 - $0.62

*	We believe that providing a forecast of the non-GAAP items set forth above is useful to investors, and such items are used by our management, for the reasons associated with each of the adjusting items as described below.

(A)	Stock-based compensation expense consist of expense relating to stock-based awards issued to employees and outside directors including stock options, restricted stock awards and units, restricted stock units with performance-based vesting and our Employee Stock Purchase Plan. Because of varying available valuation methodologies, subjective assumptions and the variety of award types, the Company believes that the exclusion of stock-based compensation expense allows for more accurate comparisons of our operating results to our peer companies, and for a more accurate comparison of our financial results to previous periods. In addition, the Company believes it is useful to investors to understand the specific impact of stock-based compensation expense on our operating results.

(B)

Other adjustments include amortization of purchased technology and intangibles, investigation-related and other costs, restructuring charges, acquisition-related costs, loss/gain on sale/disposal of assets and technology, income taxes and certain other items. We exclude these items because we believe they are not directly related to the operation of our business. A more detailed explanation of the reasons why we exclude these categories from our GAAP net income is contained in paragraphs (2) through (9) above under the table entitled “Reconciliation of GAAP to Non-GAAP Financial Measures.”

For Q2 FY’10, this guidance reflects an assumed annual GAAP and non-GAAP tax rate of 27% and 24%, respectively.

MCAFEE, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED REVENUE BY PRODUCT GROUPS (in thousands) (Unaudited)

	Three Months Ended March 31, 2010		Three Months Ended December 31, 2009		Three Months Ended September 30, 2009		Three Months Ended June 30, 2009		Three Months Ended March 31, 2009

McAfee Corporate	$312,507	62%	$337,910	64%	$308,573	64%	$291,409	62%	$275,975	62%

McAfee Consumer	190,238	38%	187,756	36%	176,698	36%	177,277	38%	171,734	38%

Total McAfee	$502,745	100%	$525,666	100%	$485,271	100%	$468,686	100%	$447,709	100%

CONTACT:
McAfee, Inc.
Investors:
Kate Scolnick, 408-346-5223
kate_scolnick@mcafee.com
Brandie Claborn, 972-987-2124
brandie_claborn@mcafee.com
or
Media:
Tracy Ross, 408-346-5965
tracy_ross@mcafee.com